EXHIBIT 10(iii)
                                                              ---------------
                                   ASSIGNMENT

FOR VALUE RECEIVED, I, Igor Levitsky, do hereby assign to SLS International, Inc. ("SLS") all my right, title and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, writings, correspondence, photographs, discoveries, ideas, trademarks or trade secrets, whether or not patentable or registrable under copyright or similar laws of the United States, its possessions and all other countries, relating to new ribbon driver technology and membrane manufacturing technology invented, developed and in the course of being further developed including all future developments by me, at the request, cost and expense of SLS pursuant to agreement between Igor Levitsky and Sound and Lighting Specialists, Inc., predecessor of SLS, dated February 24, 2000, it being my intention that this assignment formally conveys all of my interest in the foregoing including all information not specifically hereinabove set forth relating to such new ribbon driver technology and manufacturing membrane technology.

I agree to assist SLS, or its designee, at its expense, in every proper way to secure SLS's rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to SLS of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which SLS shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to SLS, its successors, assigns, and nominees, the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the execution hereof. If SLS is unable, because of my mental or physical incapacity or for any other reason, to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to SLS as above, then I hereby irrevocably designate and appoint SLS and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

Dated:  November 9, 2000                                    /s/ Igor Levitsky
                                                            -----------------
                                                            Igor Levitsky
                              Acknowledgement
Canada
Province of Ontario
City of Toronto

On the 9th day of November, 2000, before me came Igor Levitsky, known to me to be the person who executed the aforesaid assignment and he duly acknowledged to me that he executed the same.
                                                      /s/ Notary Public
                                                      ----------------
                                                      Notary Public
                                       55